ARTICLES OF INCORPORATION
                             (State of Nevada)


                                 ARTICLE I

The name of this corporation shall be and is Central America Fuel
Technology, Inc.
                                 ARTICLE II

The address of Robert B. Klinefelter, Registered Agent, is 4625 W. Flamingo, Las Vegas, NV 89103.

                                ARTICLE III

The purposes and objects of this corporation shall be to engage in any lawful activity for which corporations for profit may be formed under the business laws of the State of Nevada

                                ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is 20,000,000 shares of common stock at $0.001 cent per share.

                                 ARTICLE V

The governing board of this corporation shall be directors. The original number of directors of, this corporation shall be one (1) with the provision to increase the number of directors to seven (7). The first Director of this corporation is

Robert B. Klinefelter
4625 W. Flamingo
Las Vegas, NV 89103

                                ARTICLE VI

The capital stock of this corporation has a par value of $0 001 cent per share and is fully paid and non-assessable.

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                                ARTICLE VII

The name of the incorporator of this corporation is

Robert B. Klinefelter
4625 W. Flamingo
Las Vegas, MV 89103

                               ARTICLE VIII

This corporation shall have perpetual existence
STATE OF NEVADA

COUNTY OF CLARK

          BE IT KNOWN that on this the 10th day of July, 1997

    BEFORE ME, a Notary Public, in and for the County of Clark, State of Nevada, personally appeared the subscriber hereto, of the full age of majority, who declared to me, Notary, in the presence of the undersigned competent witnesses, that availing himself of the provisions of the Nevada Business Corporation Law, he does hereby form a corporation under and in accordance with the forgoing Articles of Incorporation.

    THUS DONE AND SIGNED, in triplicate original, after due reading of the whole.

                    INCORPORATOR

                   /s/ Robert B. Klinefelter
                   Robert B. Klinefelter,

WITNESSES:


/s/ John Tinker



                    /s/ Hazel M. McNulty
                    NOTARY PUBLIC